 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 25, 2014

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

6363 Woodway Drive, Suite 110

 Houston, Texas 77057

 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 25, 2014, Moody National REIT I, Inc. (the “Company”) distributed a press release announcing that the Company has entered into a purchase agreement for the acquisition of a hotel property located in Austin, Texas, commonly known as the Hilton Garden Inn Northwest Arboretum from an unaffiliated third party seller for an aggregate purchase price of $29,250,000, excluding acquisition costs and subject to certain adjustments. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated September 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: September 25, 2014	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated September 25, 2014